Exhibit 99.1
FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media Contact:

Applied Micro Circuits Corporation	Applied Micro Circuits Corporation
Bob Gargus	Gilles Garcia
Phone: (408) 542-8752	Phone: (408) 542-8687
E-Mail: bgargus@amcc.com	E-Mail: ggarcia@amcc.com

Thursday, January 29, 2009
Company Press Release
APPLIED MICRO CIRCUITS CORPORATION REPORTS
THIRD QUARTER FISCAL 2009 FINANCIAL RESULTS
SUNNYVALE, Calif., —January 29, 2009—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the third quarter of fiscal 2009 ended December 31th, 2008.
•	Q3 net revenues were $57.6 million down 13% year over year.

•	Q3 GAAP net loss of $274.5 million or $(4.20) per share primarily due to a $264.1 million non-cash write-down of Goodwill and an other than temporary $10.1 million impairment of investments.

•	Q3 non-GAAP net income of $3.9 million or $0.06 per share.

•	Total cash was approximately $188 million.

•	AMCC further demonstrated its 10G OTN product leadership with the announcement that its Pemaquid S19258, a member of the Metro Ethernet (MEtrON) family of products, received the PRODUCT OF THE YEAR 2008 award from Electronic Products Magazine.
Net revenues for the third quarter of fiscal 2009 were $57.6 million compared to $76.9 million in the second quarter of fiscal 2009, representing a sequential decline of 25% and a decline of 13% over the $66.3 million reported in the third quarter of fiscal 2008. Revenues for the first nine months were $208.6 million compared to $174.6 million for the comparable period last year, a 19% increase.

The net loss on a generally accepted accounting principles (GAAP) basis for the third quarter of fiscal 2009 was $274.5 million or $(4.20) per share. The third quarter GAAP net loss compares with a net loss of $2.3 million or $(0.04) per share for the second quarter of fiscal 2009 and a net loss of $4.3 million or $(0.06) per share for the third quarter of fiscal 2008. Year to date, GAAP net loss was $281.9 million or $(4.33) per share compared to $28.8 million or $(0.42) per share for the first nine months of fiscal 2008. The large loss was due primarily to a $264.1 million write-down of goodwill and a $10.1 million impairment of cash investments.
The non-GAAP net income for the third quarter of fiscal 2009 was $3.9 million or $0.06 per share, compared to the non-GAAP net income of $10.3 million or $0.16 per share in the second quarter of fiscal 2009 and a net income of $3.9 million or $0.06 per share for the third quarter of fiscal 2008. Year to date, non-GAAP net income was $22.0 million or $0.34 per share compared to non-GAAP net loss of $6.4 million or $(0.09) per share for the first nine months of fiscal 2008.
“This was a difficult quarter across the board. General economic conditions continue to be unpredictable and order visibility remains very low. As a result we do not believe we have seen the bottom of this fallout and expect a further decline in our March quarter revenues. However, I am confident our solid product cycles and design win pipeline will enable us to emerge from this crisis in a stronger position.” said Kambiz Hooshmand, president and chief executive officer.
Bob Gargus, chief financial officer commented, “This was a challenging quarter but we did an excellent job of controlling costs and managing our working capital. As the global economic crisis continues to evolve, we will continue to focus on prudent Op-Ex management while executing our long range plan.”
AMCC reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, impairment of goodwill, gain on renegotiated tool agreement, other than temporary impairment on investments, realized gain on strategic equity investment, tax provision related to the creation of deferred tax liability relating to a prior asset purchase acquisition transaction, payroll tax on certain stock option exercises and expenses related to stock option investigation and other litigation. Expenses related to stock option investigation consist primarily of fees paid to professional service firms in connection with the Company’s internal investigation of historical stock option grant practices and the resulting restatement of the Company’s financial statements, the investigations by the Securities and Exchange Commission and the U.S. Attorney’s office arising from the internal investigation and the defense of derivative lawsuits arising from the Company’s internal investigation and other litigation relates to an accrual made for a potential litigation settlement. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.

AMCC management will be holding a conference call today, January 29, 2009, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the third quarter of fiscal 2009 and to provide guidance for the fourth quarter of fiscal 2009. You may access the conference call via any of the following:

Teleconference:	719-325-4831
Conference ID:	1494407
Web Broadcast:	http://investor.amcc.com/events.cfm
Replay:	719-457-0820 (available through February 6, 2009)
AMCC Overview
AMCC is a global leader in energy efficient sustainable solutions to Process, Transport, and Store information for the next generation of internet data center and carrier central office. A leader in high speed signal processing, IP & Ethernet packet processing, storage controllers, and processors, AMCC’s patented innovations provide high value solutions in Telecom, Enterprise and Consumer Applications.
AMCC’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.
This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding backlog and future revenues, and profitability. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.
-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	March 31,
	2008	2008
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$187,885	$142,889
Accounts receivable, net	20,909	28,800
Inventories	38,769	37,966
Other current assets	9,330	11,340

Total current assets	256,893	220,995
Marketable securities	—	51,919
Property and equipment, net	27,644	25,995
Goodwill	—	264,130
Purchased intangibles	38,593	56,025
Other assets	25,003	13,783

Total assets	$348,133	$632,847

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,969	$25,518
Other current liabilities	20,063	22,659

Total current liabilities	38,032	48,177
Deferred tax liability	—	3,958
Stockholders’ equity	310,101	580,712

Total liabilities and stockholders’ equity	$348,133	$632,847

APPLIED MICRO CIRCUITS CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

Net revenues	$57,565	$76,931	$66,267	$208,556	$174,612
Cost of revenues	27,763	35,981	33,311	99,594	90,137

Gross profit	29,802	40,950	32,956	108,962	84,475
Operating expenses:
Research and development	21,255	24,461	24,696	69,197	74,658
Selling, general and administrative	13,418	16,334	14,125	46,365	46,038
Amortization of purchased intangibles	1,320	1,320	1,320	3,960	4,001
Impairment of goodwill	264,130	—	—	264,130	—
Restructuring charges, net	1,150	140	125	1,032	1,469
Litigation settlement	—	130	—	130	—
Option investigation related expenses, net	(79)	(184)	(792)	84	(291)

Total operating expenses	301,194	42,201	39,474	384,898	125,875

Operating loss	(271,392)	(1,251)	(6,518)	(275,936)	(41,400)
Interest and other (expense) income, net	(7,397)	(550)	2,148	(9,274)	12,130

Loss before income taxes	(278,789)	(1,801)	(4,370)	(285,210)	(29,270)
Income tax expense (benefit)	(4,329)	512	(31)	(3,263)	(458)

Net loss	$(274,460)	$(2,313)	$(4,339)	$(281,947)	$(28,812)

Basic and diluted loss per share:
Loss per share	$(4.20)	$(0.04)	$(0.06)	$(4.33)	$(0.42)

Shares used in calculating basic and diluted loss per share	65,366	65,150	67,015	65,127	68,737

APPLIED MICRO CIRCUITS CORPORATION
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

GAAP net loss	$(274,460)	$(2,313)	$(4,339)	$(281,947)	$(28,812)
Adjustments:
Stock-based compensation charges	1,905	2,997	2,312	8,110	8,229
Amortization of purchased intangibles	5,628	5,903	5,903	17,432	17,858
Impairment of goodwill	264,130	—	—	264,130	—
Restructuring charges	1,150	140	125	1,032	1,469
Other than temporary investment impairment	10,104	3,444	846	16,941	846
Gain on renegotiated design tool agreement	—	—	—	—	(749)
Realized gain on sale of strategic equity investment	—	—	—	—	(4,649)
Payroll taxes on certain stock option exercises	—	—	—	—	3
Litigation settlement	—	130	—	130	—
Option investigation related expenses, net	(79)	(184)	(792)	84	(291)
Income tax adjustments	(4,450)	193	(152)	(3,942)	(261)

Total GAAP to Non-GAAP adjustments	278,388	12,623	8,242	303,917	22,455

Non-GAAP net income (loss)	$3,928	$10,310	$3,903	$21,970	$(6,357)

Diluted income (loss) per share	$0.06	$0.16	$0.06	$0.34	$(0.09)

Shares used in calculating diluted income (loss) per share	65,531	65,369	67,301	65,335	68,737

Income (loss) per share:
GAAP income (loss) per share	$(4.20)	$(0.04)	$(0.06)	$(4.33)	$(0.42)
GAAP to non-GAAP adjustments	4.26	0.20	0.12	4.67	0.33

Non-GAAP income (loss) per share	$0.06	$0.16	$0.06	$0.34	$(0.09)

Reconciliation of shares used in calculating the non-GAAP income per share:
Shares used in calculating the basic and diluted income(loss) per share	65,366	65,150	67,015	65,127	68,737
Adjustment for dilutive securities	165	219	286	208	—

Non-GAAP shares used in the EPS calculation	65,531	65,369	67,301	65,335	68,737

APPLIED MICRO CIRCUITS CORPORATION
SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS
(in thousands)
(unaudited)
The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended			Nine Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

GROSS PROFIT:
GAAP gross profit	$29,802	$40,950	$32,956	$108,962	$84,475
Amortization of purchased intangibles	4,308	4,583	4,583	13,472	13,857
Stock-based compensation expense	91	182	224	487	536

Non-GAAP gross profit	$34,201	$45,715	$37,763	$122,921	$98,868

OPERATING EXPENSES:
GAAP operating expenses	$301,194	$42,201	$39,474	$384,898	$125,875
Stock-based compensation expense	(1,814)	(2,815)	(2,088)	(7,623)	(7,693)
Amortization of purchased intangibles	(1,320)	(1,320)	(1,320)	(3,960)	(4,001)
Impairment of goodwill	(264,130)	—	—	(264,130)	—
Restructuring charges	(1,150)	(140)	(125)	(1,032)	(1,469)
Gain on renegotiated design tool agreement	—	—	—	—	749
Payroll taxes on certain stock option exercises	—	—	—	—	(3)
Litigation settlement	—	(130)	—	(130)	—
Option investigation related expenses, net	79	184	792	(84)	291

Non-GAAP operating expenses	$32,859	$37,980	$36,733	$107,939	$113,749

INTEREST AND OTHER INCOME, NET
GAAP interest and other (expense) income, net	$(7,397)	$(550)	$2,148	$(9,274)	$12,130
Realized gain on sale of strategic equity investments	—	—	—	—	(4,649)
Impairment of strategic investment	—	—	—	—	—
Other than temporary investment impairment	10,104	3,444	846	16,941	846

Non-GAAP interest and other income, net	$2,707	$2,894	$2,994	$7,667	$8,327

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$(4,329)	$512	$(31)	$(3,263)	$(458)
Income tax adjustments	4,450	(193)	152	3,942	261

Non-GAAP income tax expense (benefit)	$121	$319	$121	$679	$(197)

RESEARCH AND DEVELOPMENT
GAAP research and development	$21,255	$24,461	$24,696	$69,197	$74,658
Stock-based compensation expense	(1,244)	(1,098)	(1,177)	(3,679)	(3,448)
Gain on renegotiated design tool agreement	—	—	—	—	749
Payroll taxes on certain stock option exercises	—	—	—	—	(2)

Non-GAAP research and development	$20,011	$23,363	$23,519	$65,518	$71,957

SELLING, GENERAL AND ADMINISTRATIVE
GAAP selling, general and administrative	$13,418	$16,334	$14,125	$46,365	$46,038
Stock-based compensation expense	(570)	(1,717)	(911)	(3,944)	(4,245)
Payroll taxes on certain stock option exercises	—	—	—	—	(1)

Non-GAAP selling, general and administrative	$12,848	$14,617	$13,214	$42,421	$41,792

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended December 31,
	2008	2007
Operating activities:
Net loss	$(281,947)	$(28,812)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities Depreciation	5,148	4,891
Amortization of purchased intangibles	17,432	17,858
Impairment of goodwill	264,130	—
Stock-based compensation expense:
Stock options	4,135	7,029
Restricted stock units	3,975	1,199
Impairment of short-term investments and marketable securities	16,941	846
Net gain on sale of strategic equity investment	—	(4,649)
Non-cash restructuring charges	57	—
Net gain (loss) on disposal of property	15	(8)
Changes in operating assets and liabilities:
Accounts receivable	7,891	813
Inventories	(803)	(8,534)
Other assets	(9,210)	1,106
Accounts payable	(7,549)	(1,019)
Accrued payroll and other accrued liabilities	(2,705)	(5,660)
Deferred taxes	(3,958)	—
Deferred revenue	109	429

Net cash provided by (used for) operating activities	13,661	(14,511)

Investing activities:
Proceeds from sales and maturities investments	897,153	490,932
Purchases of investments	(855,263)	(416,517)
Purchase of strategic investments	—	(5,000)
Net proceeds from the sale of strategic equity investment	—	5,249
Purchase of property, equipment and other assets	(6,812)	(4,943)
Proceeds from sale of property, equipment and other assets	—	1,646

Net cash provided by (used for) investing activities	35,078	71,367

Financing activities:
Proceeds from issuance of common stock	1,570	3,785
Repurchase of Company stock	—	(56,950)
Funding of structured stock repurchase agreements	—	(41,830)
Funds received from structured stock repurchase agreements including gains	—	21,112
Other	(331)	(77)

Net cash provided by (used for) financing activities	1,239	(73,960)

Net decrease in cash and cash equivalents	49,978	(17,104)
Cash and cash equivalents at beginning of the period	42,689	51,595

Cash and cash equivalents at end of the period	$92,667	$34,491